UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida		33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On December 18, 2012, attorneys for Imperial Holdings, Inc. (“Imperial”) signed a Term Sheet for Global Settlement Regarding Imperial Holdings, Inc. Matters (the “Term Sheet”). Also signing the Term Sheet were attorneys representing the plaintiffs in the previously disclosed class action lawsuits and derivative actions instituted against the Company as well attorneys for Imperial’s director and officer liability insurance carriers (“D&O Carriers”), certain individual defendants named in the class actions and the underwriters in Imperial’s initial public offering. The Term Sheet provides the terms upon which each of parties represented by the signatories would be willing to settle the class action litigation and derivative actions as well as the declaratory relief action filed by Imperial’s primary D&O Carrier, respectively.

While non-binding and subject to certain contingencies, the Term Sheet provides that each of the parties will endeavor to enter into definitive settlement agreements in respect of these matters by January 15, 2013. It is anticipated that the resolution of these matters will include, among other items, the following principal terms:

The class actions would be settled for:

•	$12 million, including $11 million to be paid with amounts contributed by Imperial’s primary and excess D&O Carriers;

•	Two million warrants at an exercise price of $10.75 to expire in five years; and

•	the underwriters in Imperial’s initial public offering would waive their rights to indemnity and contribution by Imperial.

The derivative actions would be settled for:

•	subject to ratification, implementation of certain compliance reforms; and

•	attorney’s fees of $1.5 million to be paid by Imperial’s primary D&O carrier and $500,000 in Imperial stock.

In addition, Imperial would agree to contribute $500,000 to a trust to cover certain claims under its director and officer liability insurance policies and undertake to advance legal fees to and indemnify certain individuals covered under the policies.

On December 19, 2012, Imperial issued a press release announcing the signing of the Term Sheet. A copy of the press release is furnished as Exhibit 99.1 herewith.

In addition, while the Company had previously indicated that it expected to be current in its periodic reporting by the close of 2012, the Company now anticipates that it will be current in its periodic reporting in early 2013.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued December 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2012

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued December 19, 2012.